(j)(3)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Voya Series Fund, Inc.

We consent to the use of our report dated July 26, 2017, with respect to the financial statements of Voya Global Multi-Asset Fund (formerly, Voya Capital Allocation Fund), a series of Voya Series Fund, Inc., incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
September 25, 2017